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                    CONVERTIBLE DEBENTURE PURCHASE AGREEMENT

                                      Among

                            DIRECT INSITE CORPORATION

                                       and

                         THE INVESTORS SIGNATORY HERETO




                         Dated as of September 27, 2000





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

     CONVERTIBLE DEBENTURE PURCHASE AGREEMENT (this "Agreement"), dated as of September 27, 2000, among Direct Insite Corporation, a Delaware corporation (formerly known as Computer Concepts Corp.) (the "Company"), and the investors signatory hereto (each such investor is a "Purchaser" and all such investors are, collectively, the "Purchasers").

     WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933 (the "Securities Act"), as amended, the Company desires to issue and sell to the Purchasers and the Purchasers, severally and not jointly, desire, over the period of time described herein, to purchase from the Company, up to an aggregate principal amount of $3,000,000 of the Company's 6% Convertible Debentures, due September 27, 2002, which shall be in the form of Exhibit A (the "Debentures"), which are convertible into shares of the Company's common stock, $.0001 par value per share (the "Common Stock").

     NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers agree as follows:


                                    ARTICLE I
                                PURCHASE AND SALE

     1.1  The Closing

          (a) The Closing. (i) Subject to the terms and conditions set forth in this Agreement, the Company shall issue and sell to the Purchasers and the Purchasers shall, severally, and not jointly, purchase from the Company, over the period of time described herein, the Debentures for an aggregate purchase price of $3,000,000. The closing of the purchase and sale of the Debentures (the "Closing") shall take place at the offices of Robinson Silverman Pearce Aronsohn & Berman LLP ("Robinson Silverman"), 1290 Avenue of the Americas, New York, New York 10104, immediately following the execution hereof or such later date as the parties shall agree. The date of the Closing is hereinafter referred to as the "Closing Date."

               (ii) On the Closing Date, the parties shall deliver or shall cause to be delivered the following: (A) the Company shall deliver to each
Purchaser: (1) Debentures registered in the name of such Purchaser in the aggregate principal amount of 2/3 of the purchase price indicated below such Purchaser's name on the signature page to this Agreement, (2) the legal opinion of Blau, Kramer, Wactlar & Lieberman, P.C., outside counsel to the Company, in the form of Exhibit C, (3) an executed Registration Rights Agreement, dated the date hereof, among the Company and the Purchasers, in the form of Exhibit B (the "Registration Rights Agreement"), and (5) Transfer Agent Instructions, in the form of Exhibit D, delivered to and acknowledged by the Company's transfer agent (the "Transfer Agent Instructions"), and (B) each Purchaser shall deliver to the
Company: (1) 2/3 of the purchase price indicated below such Purchaser's name on the signature page to this Agreement in United States dollars in immediately available funds by wire transfer to an account designated in writing by the Company for such purpose, and (2) an executed Registration Rights Agreement.

               (iii) On the 30th day following the Closing Date or such other date as the parties may agree (such 30th day, the "First Additional Funding Date"), if each of the conditions listed in Section 3.14 hereof shall have been either satisfied by the Company or waived by the Purchasers, then: (A) the Company will, against delivery of the amounts set forth in clause (B) in this paragraph, deliver to each Purchaser, Debentures in the aggregate principal amount of 1/6 of the purchase price indicated below such Purchaser's name on the signature page to this Agreement, registered in the name of such Purchaser (the "First Additional Debentures" which shall be included within the definition of "Debentures") , and (B) each Purchaser will deliver to the Company, 1/6 of the purchase price indicated below such Purchaser's name on the signature page to this Agreement in United States dollars in immediately available funds by wire transfer to an account designated in writing by the Company for such purpose.

               (iv) On the earlier to occur of (x) the 60th day following the Closing Date and (y) the second Trading Day following the date that the Underlying Shares Registration Statement (as defined herein) is filed with the Securities and Exchange Commission (the "Commission") or such other date as the parties may agree (such earlier date, the "Second Additional Funding Date"), if each of the conditions listed in Section 3.15 hereof shall have been either satisfied by the Company or waived by the Purchasers, then: (A) the Company will, against delivery of the amounts set forth in clause (B) in this paragraph, deliver to each Purchaser, Debentures in the aggregate principal amount of 1/6 of the purchase price indicated below such Purchaser's name on the signature page to this Agreement, registered in the name of such Purchaser (the "Second Additional Debentures" which shall be included within the definition of "Debentures") , and (B) each Purchaser will deliver to the Company, 1/6 of the purchase price indicated below such Purchaser's name on the signature page to this Agreement in United States dollars in immediately available funds by wire transfer to an account designated in writing by the Company for such purpose.

          1.2 Certain Defined Terms. For purposes of this Agreement, "Conversion Price," "Original Issue Date" and "Trading Day" shall have the meanings set forth in the Debentures; "Business Day" shall mean any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close; A "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.


                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

     2.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchasers:

          (a) Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has no subsidiaries other than as set forth in Schedule 2.1(a) (collectively the "Subsidiaries"). Each of the Subsidiaries is an entity, duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of the Securities (as defined below) or any of this Agreement, the Registration Rights Agreement, or the Transfer Agent Instructions (collectively, the "Transaction Documents"), (y) have or result in a material adverse effect on the results of operations, assets, prospects, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (z) adversely impair the Company's ability to perform fully on a timely basis its obligations under any of the Transaction Documents (any of (x), (y) or (z), a "Material Adverse Effect").

          (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company. Each of the Transaction Documents has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, by-laws or other organizational or charter documents.

          (c) Capitalization. The number of authorized, issued and outstanding capital stock of the Company is set forth in Schedule 2.1(c). Except as disclosed in Schedule 2.1(c), the Company owns all of the capital stock of each Subsidiary. No shares of Common Stock are entitled to preemptive or similar rights, nor is any holder of securities of the Company entitled to preemptive or similar rights arising out of any agreement or understanding with the Company by virtue of any of the Transaction Documents. Except as a result of the purchase and sale of the Debentures and except as disclosed in Schedule 2.1(c), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock.
 The issue and sale of the Debentures, Warrant or Underlying Shares (as hereinafter defined) will not obligate the Company to issue shares of Common Stock or other securities to any Person other than the Purchaser and will not result in a right of any holder of Company securities to adjust the exercise or conversion or reset price under such securities.

          (d) Issuance of the Debentures. The Company will have (and will, at all times while the Debentures are outstanding, maintain) an adequate reserve of duly authorized shares of Common Stock, reserved for issuance to the holders of such Debentures, to enable it to perform its conversion and other obligations under this Agreement and the Debentures. Such number of reserved and available shares of Common Stock shall not be less than the sum of 4,384,000 shares of Common Stock for issuance upon conversion of the Debentures and payment of interest thereon in shares of Common Stock ( the "Initial Minimum"). All such authorized shares of Common Stock shall be duly reserved for issuance to the holders of the Debentures. The shares of Common Stock issuable upon conversion of the Debentures are collectively referred to herein as the "Underlying Shares." The Debentures and the Underlying Shares are collectively referred to herein as, the "Securities." When issued in accordance with the Debentures and the Underlying Shares will be duly authorized, validly issued, fully paid and nonassessable.

          (e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other charter documents (each as amended through the date hereof), or (ii) subject to obtaining the Required Approvals (as defined below), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), as could not, individually or in the aggregate, have or result in a Material Adverse Effect. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental authority, except for violations which, individually or in the aggregate, could not have or result in a Material Adverse Effect.

          (f) Filings, Consents and Approvals. Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filings required pursuant to Section 3.10, (ii) the filing with the Commission of a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Underlying Shares by the Purchasers (the "Underlying Shares Registration Statement"), (iii) the application(s) to the Nasdaq Smallcap Market ("NASDAQ") for the listing of the Underlying Shares for trading on the NASDAQ (and with any other national securities exchange or market on which the Common Stock is then listed) in the time and manner required thereby, (iv) applicable Blue Sky filings, and (v) in all other cases where the failure to obtain such consent, waiver, authorization or order, or to give such notice or make such filing or registration could not have or result in, individually or in the aggregate, a Material Adverse Effect (collectively, the "Required Approvals").

          (g) Litigation; Proceedings. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "Action") which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) except as disclosed in Schedule 2.1(g), could, if there were an unfavorable decision, individually or in the aggregate, have or result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. The Company does not have pending before the Commission any request for confidential treatment of information and the Company has no knowledge of any expected such request that would be made prior to the Effectiveness Date (as defined in the Registration Rights Agreement). There has not been, and to the best of the Company's knowledge there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.

          (h) No Default or  Violation.  Neither the Company nor any  Subsidiary
(i) is in default under or in violation of (and no event has occurred which has not been waived which, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) is in violation of any judgment or order of any court, arbitrator or governmental body, or (iii) is in violation of any statute, rule or regulation of any governmental authority, in each case of clauses (i), (ii) or (iii) above, except as could not individually or in the aggregate, have or result in a Material Adverse Effect.

          (i) Private Offering. Assuming the accuracy of the representations and warranties of the Purchasers set forth in Sections 2.2(b)-(g), the offer, issuance and sale of the Securities to the Purchasers as contemplated hereby are exempt from the registration requirements of the Securities Act. Neither the Company nor any Person acting on its behalf has taken or is, to the knowledge of the Company, contemplating taking any action which could subject the offering, issuance or sale of the Securities to the registration requirements of the Securities Act including soliciting any offer to buy or sell the Securities by means of any form of general solicitation or advertising.

          (j) SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including, without limitation, all filings required pursuant to Sections 13(a) and 15(d) thereof, for the one year preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the "SEC Reports" and, together with the Schedules to this Agreement, the "Disclosure Materials") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All material agreements to which the Company is a party or to which the property or assets of the Company are subject have been filed as exhibits to the SEC Reports as required under the Exchange Act. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. Since June 30, 2000 except as specifically disclosed in the SEC Reports, (a) there has been no event, occurrence or development that has or that could result in a Material Adverse Effect, (b) the Company has not incurred any liabilities (contingent or otherwise) other than (x) liabilities incurred in the ordinary course of business consistent with past practice and (y) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (c) the Company has not altered its method of accounting or the identity of its auditors and (d) the Company has not declared or made any payment or distribution of cash or other property to its stockholders or officers or directors (other than in compliance with existing Company stock option plans) with respect to its capital stock, or purchased, redeemed (or made any agreements to purchase or redeem) any shares of its capital stock.

          (k) Investment Company. The Company is not, and is not an Affiliate (as defined in Rule 405 under the Securities Act) of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (l) Certain Fees. Except for certain consultant fees payable to Spinneret Financial Systems Ltd. by the Company, no fees or commissions will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement. The Company shall indemnify and hold harmless the Purchasers, their employees, officers, directors, agents, and partners, and their respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees, as such fees and expenses are incurred.

     (m) Solicitation Materials. Neither the Company nor any Person acting on the Company's behalf has solicited any offer to buy or sell the Securities by means of any form of general solicitation or advertising.

     (n) Form S-3 Eligibility. The Company is eligible to register securities for resale under Form S-3 promulgated under the Securities Act.

     (o) Exclusivity. The Company shall not issue and sell Debentures to any Person other than the Purchasers without the specific prior written consent of the Purchasers, which consent shall not be unreasonably withheld.

     (p) Seniority. Except as disclosed in Schedule 2.1(p), no indebtedness of the Company is senior to the Debentures in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise.

     (q) Listing and Maintenance Requirements Compliance. Except as set forth in the SEC Reports, the Company has not, in the two years preceding the date hereof, received notice (written or oral) from the NASDAQ, any stock exchange, market or trading facility on which the Common Stock is or has been listed (or on which it has been quoted) to the effect that the Company is not in compliance with the listing or maintenance requirements of such exchange, market or trading facility. Except for the price maintenance requirement, the Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

     (r) Patents and Trademarks. The Company and its Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and rights which are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have would have a Material Adverse Effect (collectively, the "Intellectual Property Rights"). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or its Subsidiaries violates or infringes upon the rights of any Person. To the best knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

     (s) Registration  Rights;  Rights of Participation.  Except as set forth on
Schedule 6(b) to the Registration Rights Agreement, the Company has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority which has not been satisfied. Except as set forth on Schedule 6(b) to the Registration Rights Agreement, no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.

     (t) Regulatory Permits. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not, individually or in the aggregate, have or result in a Material Adverse Effect ("Material Permits"), and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

     (u) Title. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them which is material to the business of the Company and its Subsidiaries and good and marketable title in all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and its Subsidiaries are in compliance and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

     (v) Labor Relations. No material labor problem exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company.

     (w) Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or its agents or counsel with any information that constitutes or might constitute material non-public information. The Company understands and confirms that the Purchasers shall be relying on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.


     2.2 Representations and Warranties of the Purchasers. Each Purchaser hereby for itself and for no other Purchaser represents and warrants to the Company as follows:

     (a) Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The purchase by such Purchaser of the Securities hereunder has been duly authorized by all necessary action on the part of such Purchaser. Each of this Agreement and the Registration Rights Agreement has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms.

     (b) Investment Intent. Such Purchaser is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to such Purchaser's right, subject to the provisions of this Agreement, the Registration Rights Agreement and the Debentures, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold the Securities for any period of time. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute the Securities.

     (c)  Purchaser   Status.  At  the  time  such  Purchaser  was  offered  the
Securities, it was, and at the date hereof it is an "accredited investor" as defined in Rule 501(a)(8) under the Securities Act.

     (d) Experience of such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.

     (e) Ability of such Purchaser to Bear Risk of Investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

     (f) Access to Information. Such Purchaser acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and to verify the accuracy and completeness of the information contained in the Disclosure Materials. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser's right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company's representations and warranties contained in the Transaction Documents.

     (g) General Solicitation. Such Purchaser is not purchasing the Securities as a result of or subsequent to any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

     (h) Reliance. Such Purchaser understands and acknowledges that (i) the Securities are being offered and sold to it without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption, depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and such Purchaser hereby consents to such reliance.

     The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 2.2.



                                   ARTICLE III
                         OTHER AGREEMENTS OF THE PARTIES

     3.1 Transfer Restrictions. (a) The Securities may only be disposed of pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from or in a transaction not subject to the registration requirements of the Securities Act, and in compliance with any applicable federal and state securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or to the Company, except as otherwise set forth herein, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. Any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

          (b) The Purchasers agree to the imprinting, so long as is required by this Section 3.1(b), of the following legend on the Securities:

               NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

          The Underlying Shares shall not contain the legend set forth above nor any other legend if the conversion of Debentures occurs at any time while an Underlying Shares Registration Statement is effective under the Securities Act or if the holder is relying on Rule 144 promulgated under the Securities Act ("Rule 144") in connection with the resale of such Underlying Shares, or in the event there is not an effective Underlying Shares Registration Statement, and Rule 144 is not then available for resale of the Underlying Shares, at such time as such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue the legal opinion included in the Transfer Agent Instructions to the Company's transfer agent on the date that an Underlying Shares Registration Statement is declared effective by the Commission (such date, the "Effective Date"). The Company agrees that following the Effective Date, it will, no later than five Trading Days following the delivery by a Purchaser to the Company of a certificate or certificates representing Underlying Shares issued with a restrictive legend, deliver to such Purchaser certificates representing such Underlying Shares which shall be free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company which enlarge the restrictions of transfer set forth in this Section.

     3.2 Acknowledgment of Dilution. The Company acknowledges that the issuance of Underlying Shares upon the conversion of the Debentures will result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligation to issue Underlying Shares upon conversion of the Debentures is unconditional and absolute, subject to the limitations set forth in the Debentures regardless of the effect of any such dilution.

     3.3 Furnishing of Information. As long as the Purchasers own Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act. As long as the Purchasers own Securities, if the Company is not required to file reports pursuant to such sections, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act such information as is required for the Purchasers to sell the Securities under Rule 144 promulgated under the Securities Act. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell Underlying Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including causing its attorneys to render and deliver any legal opinion required in order to permit a Purchaser to receive Underlying Shares free of all restrictive legends and to subsequently sell Underlying Shares under Rule 144 upon receipt of a notice of an intention to sell or other form of notice having a similar effect. Upon the request of any such Person, the Company shall deliver to such Person a written certification of a duly authorized officer as to whether it has complied with such requirements.

     3.4 Integration. The Company shall not, and shall use its best efforts to ensure that, no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers.


     3.5 Reservation and Listing of Underlying Shares. (a) The Company shall (i) in the time and manner required by any national securities exchange, market, trading or quotation facility on which the Common Stock is then traded, prepare and file with such national securities exchange, market, trading or quotation facility on which the Common Stock is then traded an additional shares listing application covering a number of shares of Common Stock which is not less than the Initial Minimum, (ii) take all steps necessary to cause such shares of

Common Stock to be approved for listing on any such national securities exchange, market or trading or quotation facility on which the Common Stock is then listed as soon as possible thereafter, and (iii) provide to the Purchasers evidence of such listing, and the Company shall maintain the listing of its Common Stock thereon.

     3.6 Conversion Procedures. The Transfer Agent Instructions and Conversion Notice (as defined in the Debentures) set forth the totality of the procedures with respect to the conversion of the Debentures, including the form of legal opinion, if necessary, that shall be rendered to the Company's transfer agent and such other information and instructions as may be reasonably necessary to enable the Purchasers to convert their Debentures.

     3.7 Conversion Obligations of the Company. The Company shall honor conversions of the Debentures and shall deliver Underlying Shares in accordance with the respective terms, conditions and time periods set forth in the Debentures.

     3.8  Subsequent Financing; Limitation on Registrations.

          (a) Subject to Section 3.8(c), the Company shall not, until the expiration of the first to occur of (1) the date on which no principal amount, interest or liquidated damages remain outstanding or owing under the Debentures and (2) the 360th day after the Closing Date, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition) any of its equity or equity-equivalent securities or securities of any of its Affiliates that are exchangeable or convertible (directly or indirectly) for shares of Common Stock, including the issuance of any debt or other instrument at any time over the life thereof convertible into or exchangeable for Common Stock (collectively, a "Subsequent Placement") at a purchase price per share of Common Stock which is equal to or lower than the closing sales price at the time of such offering or issuance, unless (A) the Company delivers to each of the Purchasers a written notice (the "Subsequent Placement Notice") of its intention to effect such Subsequent Placement, which Subsequent Placement Notice shall describe in reasonable detail the proposed terms of such Subsequent Placement, the amount of proceeds intended to be raised thereunder, the Person with whom such Subsequent Placement shall be effected, and attached to which shall be a term sheet or similar document relating thereto and (B) such Purchaser shall not have notified the Company by 6:30 p.m. (New York City time) on the tenth Trading Day after its receipt of the Subsequent Placement Notice of its willingness to provide (or to cause its sole designee to provide), subject to completion of mutually acceptable documentation, financing to the Company on the same terms set forth in the Subsequent Placement Notice. If the Purchasers shall fail to notify the Company of their intention to enter into such negotiations within such time period, the Company may effect the Subsequent Placement substantially upon the terms and to the Persons (or Affiliates of such Persons) set forth in the Subsequent Placement Notice; provided, that the Company shall provide the Purchasers with a second Subsequent Placement Notice, and the Purchasers shall again have the right of first refusal set forth above in this paragraph (a), if the Subsequent Placement subject to the initial Subsequent Placement Notice shall not have been consummated for any reason on the terms set forth in such Subsequent Placement Notice within thirty (30) Trading Days after the date of the initial Subsequent Placement Notice with the Person (or an Affiliate of such

Person) identified in the Subsequent Placement Notice. If the Purchasers shall indicate a willingness to provide financing in excess of the amount set forth in the Subsequent Placement Notice, then each Purchaser shall be entitled to provide financing pursuant to such Subsequent Placement Notice up to an amount equal to such Purchaser's pro-rata portion of the aggregate principal amount of Debentures purchased by such Purchaser under this Agreement, but the Company shall not be required to accept financing from the Purchasers in an amount in excess of the amount set forth in the Subsequent Placement Notice.

          (b) Except for (x) Underlying Shares, (y) other "Registrable Securities" (as such term is defined in the Registration Rights Agreement) to be registered, and securities of the Company permitted pursuant to Section 6(c) of the Registration Rights Agreement to be registered, in the Underlying Shares Registration Statement in accordance with the Registration Rights Agreement, and
(z) Common Stock permitted to be issued pursuant to Section 3.8 (c), the Company shall not, for a period of not less than ninety (90) Trading Days after the Effective Date, without the prior written consent of the Purchasers (i) issue or sell any of its or any of its Affiliates' equity or equity- equivalent securities pursuant to Regulation S promulgated under the Securities Act, or
(ii) register any securities of the Company. Any days after the Effective Date that a Purchaser is unable to sell Underlying Shares under the Underlying Shares Registration Statement shall be added to such ninety (90) Trading Day period.

          (c) With respect to Section 3.8(a) and 3.8(b), the 360 day and 90 Trading Day periods shall be extended for the number of Trading Days during such period (A) in which trading in the Common Stock is suspended by any securities exchange or market or quotation system on which the Common Stock is then listed, or (B) after the Effectiveness Date (as defined in the Registration Rights Agreement), during such period in which the Underlying Shares Registration Statement is not effective, or (C) during which the prospectus included in the Underlying Shares Registration Statement may not be used by the holders thereof for the resale of Underlying Shares. The restrictions contained in Section 3.8 shall not apply to the granting of options or warrants to employees, officers, directors or consultants of the Company, and the issuance of Common Stock upon exercise of such options or warrants granted under any stock option plan heretofore or hereinafter duly adopted by the Company.

     3.9 Transfer of Intellectual Property Rights. Except in connection with the sale of all or substantially all of the assets of the Company or licensing arrangements in the ordinary course of the Company's business, the Company shall not transfer, sell or otherwise dispose of any Intellectual Property Rights, or allow any of the Intellectual Property Rights to become subject to any Liens, or fail to renew such Intellectual Property Rights (if renewable and it would otherwise lapse if not renewed),without the prior written consent of the Purchasers.

     3.10 Certain Securities Laws Disclosures; Publicity. The Company shall: (i) at its discretion, on the Closing Date, issue a press release reasonably acceptable to the Purchasers disclosing the transactions contemplated hereby,
(ii) at its discretion, file with the Commission a Report on Form 8-K disclosing the transactions contemplated hereby within ten Business Days after the Closing Date, and (iii) timely file with the Commission a Form D promulgated under the Securities Act. The Company shall, no less than two Business Days prior to the filing of any disclosure required by clauses (ii) and (iii) above, provide a copy thereof to the Purchasers for their review. To the extent permitted under applicable law, the Company and the Purchasers shall consult with each other in issuing any other press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or stock market or trading facility with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement, filings or other communications without the prior written consent of the other, except that if such disclosure is required by law or stock market regulations, in which such case the disclosing party shall promptly provide the other party with prior notice of such public statement, filing or other communication. Notwithstanding the foregoing, the Company shall not publicly disclose the names of the Purchasers, or include the names of the Purchasers in any filing with the Commission, or any regulatory agency, trading facility or stock market without the prior written consent of the Purchasers, except to the extent such disclosure (but not any disclosure as to the controlling Persons thereof) is required by law or stock market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure.

     3.11 Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes and not for the satisfaction of any portion of the Company's debt (other than payment of trade payables in the ordinary course of the Company's business and prior practices), to redeem any Company equity or equity-equivalent securities or to settle any outstanding litigation.

     3.12 Reimbursement. If any Purchaser becomes involved in any capacity in any action, proceeding or investigation brought by or against any Person, including stockholders of the Company, solely as a result of acquiring the Securities under this Agreement, the Company will reimburse such Purchaser for its reasonable legal and other expenses (including, the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Purchasers who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Purchasers and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Purchasers and any such Affiliate and any such Person. The Company also agrees that neither the Purchasers nor any such Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company solely as a result of acquiring the Securities under this Agreement.

     3.14 Conditions precedent to the purchase of First Additional Debentures. Notwithstanding anything to the contrary contained in this Agreement, the commitment of a Purchaser to purchase First Additional Debentures is subject to the satisfaction or waiver by such Purchaser of each of the following conditions as of the First Additional Funding Date:

     (i) Closing of Initial Debentures. The Closing shall have occurred;

     (ii) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct as of the date when made and as of the First Additional Funding Date as though made on and as of the First Additional Funding Date (other than representations and warranties which relate to a specific date, (which shall not include representations and warranties relating to the "date hereof"(which need only be true and correct on the date made));

     (iii) Performance by the Company. The Company shall have performed, satisfied and complied with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company between the Closing Date and the First Additional Funding Date and no Event (as defined in the Registration Rights Agreement ) shall have occurred which has not been cured to the satisfaction of the Purchasers;

     (iv) No Injunction. Since the Closing Date, no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated, amended, modified or endorsed by any court of governmental authority of competent jurisdiction or governmental authority, stock market or trading facility which prohibits or makes impracticable the purchase of the First Additional Debentures;

     (v) Adverse Changes. Since the Closing Date, no event or series of events which reasonably would be expected to have or result in a Material Adverse Effect shall have occurred;

     (vi) No Suspensions of Trading in Common Stock. The trading in the Common Stock shall not have been suspended by the Commission or on the NASDAQ at any time since the Closing Date and the Company shall not have received any notice of threatened or pending proceedings for delisting the Common Stock from NASDAQ;

     (vii) Shareholder Approval. No approval of the shareholders of the Company shall be required under the rules of the Nasdaq Stock Market or such other exchange or trading facility or which the Common Stock is the traded or listed for trading in order to issue a number of shares of Common Stock which is equal to 19.999% of the Company's shares of Common Stock;

     (viii) Shares of Common Stock. The Company shall have duly reserved the number of shares of Common Stock as required by the Transaction Documents to be reserved for issuance upon conversion of the Debentures;

     (ix) Performance of Conversion Obligations. The Company shall have timely complied with its conversion and delivery requirements under the Debentures.

     3.15 Conditions precedent to the purchase of Second Additional Debentures. Notwithstanding anything to the contrary contained in this Agreement, the commitment of a Purchaser to purchase Second Additional Debentures is subject to the satisfaction or waiver by such Purchaser of each of the following conditions as of the Second Additional Funding Date:

     (i) Closing of Initial Debentures. The Closing shall have occurred and the Company shall have satisfied each condition precedent, which has not been waived, to the purchase of First Additional Debentures;

     (ii) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct as of the date when made and as of the Second Additional Funding Date as though made on and as of the Second Additional Funding Date (other than representations and warranties which relate to a specific date (which shall not include representations and warranties relating to the "date hereof" (which need only be true and correct on the date made));

     (iii) Performance by the Company. The Company shall have performed, satisfied and complied with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company between the Closing Date and the Second Additional Funding Date and no Event (as defined in the Registration Rights Agreement ) shall have occurred which has not been cured to the satisfaction of the Purchasers;

     (iv) No Injunction. Since the Closing Date, no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated, amended, modified or endorsed by any court of governmental authority of competent jurisdiction or governmental authority, stock market or trading facility which prohibits or makes impracticable the purchase of the Second Additional Debentures;

     (v) Adverse Changes. Since the Closing Date, no event or series of events which reasonably would be expected to have or result in a Material Adverse Effect shall have occurred;

     (vi) No Suspensions of Trading in Common Stock. The trading in the Common Stock shall not have been suspended by the Commission or on the NASDAQ at any time since the Closing Date and the Company shall not have received any notice of threatened or pending proceedings for delisting the Common Stock from NASDAQ;

     (vii) Shareholder Approval. No approval of the shareholders of the Company shall be required under the rules of the Nasdaq Stock Market or such other exchange or trading facility on which the Common Stock is the traded or listed for trading in order to issue a number of shares of Common Stock which is equal to 19.999% of the Company's shares of Common Stock;

     (viii) Shares of Common Stock. The Company shall have duly reserved the number of shares of Common Stock as required by the Transaction Documents to be reserved for issuance upon conversion of the Debentures;

     (ix) Performance of Conversion Obligations. The Company shall have timely complied with its conversion and delivery requirements under the Debentures.

                                   ARTICLE IV
                                  MISCELLANEOUS

          4.1 Fees and Expenses. At the Closing, the Company shall reimburse the Purchasers for their legal fees and expenses incurred in connection with the preparation and negotiation of the Transaction Documents by paying to Robinson Silverman $25,000 for the preparation and negotiation of the Transaction Documents. The amount contemplated by the immediately preceding sentence shall be retained by the Purchasers and shall not be delivered to the Company at the Closing. Other than the amount contemplated herein, and except as otherwise set forth in the Registration Rights Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Securities

          4.2 Entire Agreement; Amendments. The Transaction Documents, together with the Exhibits and Schedules thereto and the Transfer Agent Instructions, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

          4.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 6:30 p.m. (New York City time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date,
(iii) the Business Day following the date of mailing, if sent by. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

     If to the Company:      Direct Insite Corporation
                             80 Orville Drive, Bohemia
                             New York, 11716
                             Facsimile No.: (631) 563-8085
                             Attn: Chief Financial Officer

     With a Copy to:         Blau, Kramer, Wactlar & Lieberman, P.C.
                             100 Jericho Quadrangle
                             Jericho, New York 11753
                             Attn: David Lieberman

     If to a  Purchaser:     To the  address set forth under such  Purchaser's
                             name on the signature pages hereto.

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

     4.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each of the Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

     4.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

     4.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers. Except as set forth in
Section 3.1(a), the Purchasers may not assign this Agreement or any of the rights or obligations hereunder without the consent of the Company. This provision shall not limit any Purchaser's right to transfer securities or transfer or assign rights under the Registration Rights Agreement.

     4.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

     4.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

          4.9  Survival.   The  representations,   warranties,   agreements  and
covenants contained herein shall survive the Closing and the delivery, exercise and conversion, (as the case may be) of the Debentures.

          4.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

          4.11 Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affecting or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

          4.12 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers will be entitled to specific performance of the obligations of the Company under the Transaction Documents. The parties hereto agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

          4.13 Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser under any Transaction Document is several and not joint with the obligations of any other Purchaser and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by the Transaction Document. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.


                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                            SIGNATURE PAGES FOLLOWS]

          IN WITNESS WHEREOF, the parties hereto have caused this Convertible Debenture Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                          DIRECT INSITE CORPORATION



                          By:_____________________________________
                             Name:
                             Title:

                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                      SIGNATURE PAGE FOR PURCHASER FOLLOWS]

                           GREENWOOD COURT LLC

                           By:_____________________________________
                              Name:
                              Title:


                           Purchase Price:         $3,000,000


                           Address for Notice:

                           Corporate Center
                           Windward One
                           West Bay Road
                           P.O. Box 31106 SMB
                           Grand Cayman, Cayman Islands

                           With copies to:

                           Robinson Silverman Pearce Aronsohn & Berman LLP 1290 Avenue of the Americas
                           New York, NY  10104
                           Facsimile No.:  (212) 541-4630 and (212) 541-1432
                           Attn: Eric L. Cohen, Esq.

                          REGISTRATION RIGHTS AGREEMENT

          This Registration Rights Agreement (this "Agreement") is made and entered into as of September 27, 2000, among Direct Insite Corporation (formerly known as Computer Concepts Corp.), a Delaware corporation (the "Company"), and the investors signatory hereto (each such investor is a "Purchaser" and all such investors are, collectively, the "Purchasers").

          This Agreement is made pursuant to the Convertible Debenture Purchase Agreement, dated as of the date hereof among the Company and the Purchasers (the "Purchase Agreement").

          The Company and the Purchasers hereby agree as follows:

     1.   Definitions

          Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

          "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, "control," when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

          "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government actions to close.

          "Closing Date" shall have the meaning set forth in the Purchase Agreement.

          "Commission" means the Securities and Exchange Commission.

          "Common Stock" means the Company's common stock, $.0001 par value, or such securities in to which that such stock shall hereafter be reclassified.

          "Debentures" means the Convertible Debentures issued or issuable to the Purchasers in accordance with the Purchase Agreement.

          "Effectiveness Date" means with respect to the Registration Statement required to be filed hereunder, the 150th day following the Closing Date.

          "Effectiveness  Period"  shall have the  meaning  set forth in Section
2(a).

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Filing Date" means, with respect to the Registration Statement to be filed following the Closing Date, November 30, 2000.

          "Holder" or "Holders" means the holder or holders, as the case may be, from time to time of Registrable Securities.

          "Indemnified Party" shall have the meaning set forth in Section 5(c).

          "Indemnifying Party" shall have the meaning set forth in Section 5(c).

          "Losses" shall have the meaning set forth in Section 5(a).

          "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

          "Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

          "Prospectus"  means  the  prospectus   included  in  the  Registration
Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

          "Registrable Securities" (i) means the shares of Common Stock issuable upon conversion in full of the Debentures whether now outstanding or hereinafter issued.

          "Registration Statement" means the registration statement and any additional registration statements contemplated by Section 3(c), including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

          "Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

          "Rule 415" means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

          "Rule 424" means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Special Counsel" means one special counsel to the Holders, for which the Holders will be reimbursed by the Company pursuant to Section 4.


     2.   Registration

          (a) On or prior to the Filing Date, the Company shall prepare and file with the Commission a Registration Statement covering the resale of all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form and shall contain (except if otherwise directed by the Holders) the "Plan of Distribution" attached hereto as Annex A.
 The Company shall use its best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event prior to the Effectiveness Date, and shall use its best efforts to keep such Registration Statement continuously effective under the Securities Act until the date which is two years after the date that such Registration Statement is declared effective by the Commission or such earlier date when all Registrable Securities covered by such Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k) (the "Effectiveness Period").

          (b) The Registration Statement to be filed hereunder shall include 4,384,000 shares of Common Stock for resale by the Holders in respect of the Debentures.

          (c) If (a) the Company files the Registration Statement without affording the Holder the opportunity to review and comment on the same as required by Section 3(a) hereof, or (b) the Company fails to file with the Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act, within five days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be "reviewed," or not subject to further review, or (c) the Registration Statement filed hereunder is not declared effective by the Commission on or prior to its Effectiveness Date, or (d) after the Registration Statement is filed with and declared effective by the Commission, such Registration Statement ceases to be effective as to all Registrable Securities to which it is required to relate at any time prior to the expiration of the Effectiveness Period without being succeeded within ten Business Days by an amendment to the Registration Statement or by a subsequent Registration Statement filed with and declared effective by the Commission, or (e) the Common

Stock shall be delisted or suspended from trading on the Nasdaq SmallCap Market ("NASDAQ") or the New York Stock Exchange, American Stock Exchange, or the Nasdaq National Market (each, a "Subsequent Market") for more than three Trading Days (which need not be consecutive Trading Days), or (f) the conversion rights of the Holders pursuant to the Debentures are suspended for any reason, or (g) an amendment to the Registration Statement is not filed by the Company with the Commission within ten Business Days of the Commission's notifying the Company that such amendment is required in order for the Registration Statement to be declared effective (any such failure or breach being referred to as an "Event," and for purposes of clauses (a), (c) and (f) the date on which such Event occurs, or for purposes of clause (b) the date on which such five day period is exceeded, or for purposes of clauses (d) and (g) the date which such ten Business Day-period is exceeded, or for purposes of clause (e) the date on which such three Trading Day-period is exceeded, being referred to as "Event Date"), then, on (i) the Event Date, the Company shall pay to each Holder an amount in cash, as liquidated damages and not as penalty, equal to 3.0% of the outstanding principal amount of the Debentures at such Event Date, and (ii) if the Event has not been cured by the first monthly anniversary of the Event Date, on such first monthly anniversary of the Event Date and each monthly anniversary thereafter until the Event at issue is cured, the Company shall pay to each Holder an amount in cash, as liquidated damages and not as penalty, equal to 3.0% of the outstanding principal amount of the Debentures at each such monthly anniversary. If the Company fails to pay any liquidated damages pursuant to this Section in full within seven days after the date payable, the Company will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The liquidated damages pursuant to the terms hereof shall apply on a pro-rata basis for any portion of a month prior to the cure of an Event.

     3.   Registration Procedures

          In connection with the Company's registration obligations hereunder, the Company shall:

          (a) Not less than five Business Days prior to the filing of the Registration Statement or any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), the Company shall, (i) furnish to the Holders and their Special Counsel copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Holders and their Special Counsel, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file the Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities and their Special Counsel shall reasonably object, provided, the Company is notified of such objection no later than 3 Business Days after the Holders have been so furnished copies of such documents.

          (b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible, and in any event within ten Business Days, to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and as promptly as reasonably possible provide the Holders true and complete copies of all correspondence from and to the Commission relating to the Registration Statement; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

     (c) Notify the Holders of Registrable Securities to be sold and their Special Counsel as promptly as reasonably possible (and, in the case of (i)(A) below, not less than five Business Days prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one Business Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed;
(B) when the Commission notifies the Company whether there will be a "review" of such Registration Statement and whenever the Commission comments in writing on such Registration Statement (the Company shall provide true and complete copies thereof and all written responses thereto to each of the Holders); and (C) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) if at any time any of the representations and warranties of the Company contained in any agreement contemplated hereby ceases to be true and correct in all material respects; (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (vi) of the occurrence of any event or passage of time that makes the financial statements included in the Registration Statement ineligible for inclusion therein or any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (d) Promptly deliver to each Holder and their Special Counsel, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

     (e) Prior to any public offering of Registrable Securities, use its best efforts to register or qualify or cooperate with the selling Holders and their Special Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

     (f) Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by the Purchase Agreement and applicable securities laws, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request.

     (g) Upon the occurrence of any event contemplated by Section 3(d)(vi), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (h) Comply with all applicable rules and regulations of the Commission.

     4. Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the NASDAQ and any Subsequent Market on which the Common Stock is then listed for trading, and (B) in compliance with applicable state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as requested by the Holders)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses requested by the Holders),
(iii) messenger, tele phone and delivery expenses, (iv) fees and disbursements of counsel for the Company and up to $5,000 of the fees and expenses of Special Counsel for the Holders and (v) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement.

     5.   Indemnification

     (a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (1) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (2) in the case of an occurrence of an event of the type specified in Section 3(d)(ii)-(vi), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(e). The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

     (b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising solely out of or based solely upon any untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for inclusion in such Registration Statement or such Prospectus or to the extent that (1) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration

Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (2) in the case of an occurrence of an event of the type specified in Section 3(d)(ii)-(vi), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(e). In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

          (c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

          An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

          All reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Business Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

     (d) Contribution. If a claim for indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party (by reason of public policy or
otherwise),   then  each  Indemnifying  Party,  in  lieu  of  indemnifying  such
Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(c), any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

     The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.


     6. Miscellaneous

     (a) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of at least two-thirds of the then outstanding Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

          (b) No Inconsistent Agreements. Neither the Company nor any of its subsidiaries has entered, as of the date hereof, nor shall the Company or any of its subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Except as and to the extent specified in Schedule 6(b) hereto, neither the Company nor any of its subsidiaries has previously entered into any agreement granting any registration rights with respect to any of its securities to any Person that have not been satisfied in full.

          (c) No Piggyback on Registrations. Except as and to the extent specified in Schedule 6(b) hereto, neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in the Registration Statement other than the Registrable Securities, and the Company shall not after the date hereof enter into any agreement providing any such right to any of its security holders.

          (d) Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.

          (e) Discontinued Disposition. Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Sections 3(d)(ii), 3(d)(iii), 3(d)(iv), 3(d)(v) or 3(d)(vi), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 3(h), or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

          (f) Piggy-Back Registrations. If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to each Holder written notice of such determination and, if within fifteen days after receipt of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such holder requests to be registered.

          (g) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 6:30 p.m. (New York City time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date,
(iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

     If to the Company:    Direct Insite Corporation
                           80 Orville Drive
                           Bohemia, NY 11716
                           Facsimile No.: (631) 563-8085
                           Attn: Chief Financial Officer

     With a Copy to:       Blau, Kramer, Wactlar & Lieberman, P.C.
                           100 Jericho Quadrangle
                           Jericho, New York 11753
                           Attn: David Lieberman

     If to a  Purchaser:   To the  address set forth
                           under such Purchaser's name on the signature pages hereto.

     If to any other Person who is then the registered Holder:

                           To the address of such Holder as it appears in the stock transfer books of the Company or such other address as may be designated in writing hereafter, in the same manner, by such Person.

          (h) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign its rights or obligations hereunder without the prior written consent of each Holder. Each Holder may assign their respective rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement.

          (i) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

     (j) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

     (k) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

     (l) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

     (m) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (n) Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser hereunder is several and not joint with the obligations of any other Purchaser hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.


                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                           SIGNATURE PAGES TO FOLLOW]

          IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

                         DIRECT INSITE CORPORATION



                         By:_____________________________________
                            Name:
                            Title:






                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                     SIGNATURE PAGES OF PURCHASER TO FOLLOW]

                     GREENWOOD COURT LLC

                     By:_____________________________________
                         Name:
                         Title:


                    Address for Notice:

                    Corporate Center
                    Windward One
                    West Bay Road
                    P.O. Box 31106 SMB
                    Grand Cayman, Cayman Islands

                    With copies to:

                    Robinson Silverman Pearce Aronsohn & Berman LLP 1290 Avenue of the Americas
                    New York, NY  10104
                    Facsimile No.:  (212) 541-4630 and (212) 541-1432
                    Attn: Eric L. Cohen, Esq.

                                                                        Annex
                                                              A


                              Plan of Distribution

  The Selling Stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:

-- ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

-- block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

-- purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

-- an exchange distribution in accordance with the rules of the applicable exchange;

--   privately negotiated transactions;

-- broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

--   a combination of any such methods of sale; and

--   any other method permitted pursuant to applicable law.

     The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

     The Selling Stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a Selling Stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The Selling Stockholders have advised the Company that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares other than ordinary course brokerage arrangements, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the Selling Stockholders.

     Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

     The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     The Company is required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the Selling Stockholders. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

NEITHER THIS DEBENTURE NOR THE SECURITIES INTO WHICH THIS DEBENTURE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.


No. 1                                                                 $2,000,000

                            DIRECT INSITE CORPORATION
                            6% CONVERTIBLE DEBENTURE
                             DUE SEPTEMBER 27, 2002

     THIS DEBENTURE is one of a series of duly authorized and issued debentures of Direct Insite Corporation (formerly known as Computer Concepts Corp.), a Delaware corporation, having a principal place of business at 80 Orville Drive, Bohemia, New York 11716 (the "Company"), designated as its 6% Convertible Debentures, due September 27, 2002, in the aggregate principal amount of Three Million Dollars ($3,000,000) (the "Debentures").

     FOR VALUE RECEIVED, the Company promises to pay to Greenwood Court LLC or its registered assigns (the "Holder"), the principal sum of Two Million Dollars ($2,000,000), on September 27, 2002 or such earlier date as the Debentures are required or permitted to be repaid as provided hereunder (the "Maturity Date") and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture at the rate of 6% per annum, payable on each Conversion Date (as defined herein) and on the Maturity Date in cash or shares of Common Stock (as defined in Section 6). Subject to the terms and conditions herein, the decision whether to pay interest hereunder in shares of Common Stock or cash shall be at the discretion of the Company. Not less than ten Trading Days (as defined in Section 6) prior to each Conversion Date, the Company shall provide the Holder with written notice of its election to pay interest hereunder in cash or in shares of Common Stock pursuant to the terms of
Section 4(a)(i) (the Company may indicate in such notice that the election contained in such notice shall continue for later periods until revised). Failure to timely provide such written notice shall be deemed an election by the Company to pay the interest on such Conversion Date in shares of Common Stock pursuant to the terms of Section 4(a)(i). If interest is paid by the Company in shares of its Common Stock, then the number of shares of Common Stock issuable on account of such interest shall equal the cash amount of such interest on such Conversion Date divided by the Conversion Price (as defined below) on such date. Interest shall be calculated on the basis on a 360-day year and shall accrue daily commencing on the Original Issue Date (as defined in Section 6) until payment in full of the principal sum, together with all accrued and unpaid interest and other amounts which may become due hereunder, has been made. Interest hereunder will be paid to the Person (as defined in Section 6) in whose name this Debenture is registered on the records of the Company regarding registration and transfers of Debentures (the "Debenture Register"). All overdue accrued and unpaid interest to be paid in cash hereunder shall entail a late fee at the rate of 18% per annum (or such lower maximum amount of interest permitted to be charged under applicable law) ("Late Fee") (to accrue daily, from the date such interest is due hereunder through and including the date of payment), payable in cash. If such Late Fee is paid by the Company in shares of its Common Stock, then the number of shares of Common Stock issuable on account of such Late Fee shall equal the cash amount of such Late Fee on such Late Fee payment date divided by the Conversion Price on such date.

     This Debenture is subject to the following additional provisions:

     Section 1. This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration of transfer or exchange.

     Section 2. This Debenture has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement (as defined in Section 6) and may be transferred or exchanged only in compliance with the Purchase Agreement. Prior to due presentment to the Company for transfer of this Debenture, the Company and any agent of the Company may treat the Person (as defined in Section 6) in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

     Section 3.     Events of Default.

          (a) "Event of Default", wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

                    (i) any default in the payment of the principal of, interest on or liquidated damages in respect of, any Debentures, free of any claim of subordination, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise);

                    (ii) the Company shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of any of the Transaction Documents (as defined in Section 6), and such failure or breach shall not have been remedied within five days after the date on which written notice of such failure or breach shall have been given to the Company;

                    (iii) the Company or any of its subsidiaries shall commence, or there shall be commenced against the Company or any such subsidiary a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary thereof or there is commenced against the Company or any subsidiary thereof any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 60 days; or the Company or any subsidiary thereof is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Company or any subsidiary thereof makes a general assignment for the benefit of creditors; or the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any subsidiary thereof shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any subsidiary thereof shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary thereof for the purpose of effecting any of the foregoing;

                    (iv) the Company shall default in any of its obligations under any other Debenture or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company in an amount exceeding $100,000, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

                    (v) the Common Stock shall fail to be quoted for trading on the Nasdaq SmallCap Market ("NASDAQ') or listed for trading on the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market (each, a "Subsequent Market") for an aggregate of ten (10) Trading Days (which need not be consecutive Trading Days);

                    (vi) the Company shall be a party to any Change of Control Transaction (as defined in Section 6), shall agree to sell or dispose all or in excess of 33% of its assets in one or more transactions (whether or not such sale would constitute a Change of Control Transaction), or shall redeem or repurchase more than a de minimis number of shares of Common Stock or other equity securities of the Company (other than redemptions of Underlying Shares (as defined in Section 6));

                    (vii) an Underlying Shares Registration Statement (as defined in Section 6) shall not have been declared effective by the Commission (as defined in Section 6) on or prior to the 210th day after the Original Issue Date;

                    (viii) if, during the Effectiveness Period (as defined in the Registration Rights Agreement (as defined in Section 6)), the effectiveness of the Underlying Shares Registration Statement lapses for any reason or the Holder shall not be permitted to resell Registrable Securities (as defined in the Registration Rights Agreement) under the Underlying Shares Registration Statement, in either case, for more than five consecutive Trading Days or an aggregate of eight Trading Days (which need not be consecutive Trading Days);

                    (ix) an Event (as defined in the Registration Rights Agreement) shall not have been cured to the satisfaction of the Holder prior to the expiration of thirty days from the Event Date (as defined in the Registration Rights Agreement) relating thereto (other than an Event resulting from a failure of an Underlying Shares Registration Statement to be declared effective by the Commission on or prior to the 210th day after the Original Issue Date, which shall be covered by Section 3(a)(vii));

                    (x) the Company shall fail for any reason to deliver certificates to a Holder prior to the fifth Trading Day after a Conversion Date pursuant to and in accordance with Section 4(b) or the Company shall provide notice to the Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversions of any Debentures in accordance with the terms hereof;

                    (xi) the Company shall fail for any reason to deliver the payment in cash pursuant to a Buy-In (as defined herein) within five days after written notice is deemed delivered hereunder to the Company.

          (b) If any Event of Default occurs and is continuing, the full principal amount of this Debenture (and, at the Holder's option, all other Debentures then held by such Holder), together with interest and other amounts owing in respect thereof, to the date of acceleration shall become at the Holder's election, immediately due and payable in cash, provided however, that if the Company fails to pay the amounts due as a result of an Event of Default by the seventh Trading Day following the declaration of an Event of Default in cash, the Holder may request payment of such amounts in stock, determined by reference to the Conversion Price then in effect. The number of shares of Common Stock issuable in payment thereof shall be determined by dividing the aggregate amount due to the Holder by the Conversion Price. The aggregate amount payable upon an Event of Default shall be equal to the sum of (i) the Mandatory Prepayment Amount (as defined in Section 6) plus (ii) the product of (A) the number of Underlying Shares issued in respect of conversions hereunder within thirty days of the date of a declaration of an Event of Default and then held by the Holder and (B) the Closing Price (as defined in Section 6) on the date prepayment is due or the date the full prepayment price is paid, whichever is greater. Interest shall accrue on the prepayment amount hereunder from the seventh day after such amount is due (being the date of an Event of Default) through the date of prepayment in full thereof at the rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law), to accrue daily from the date such payment is due hereunder through and including the date of payment. All Debentures and Underlying Shares for which the full prepayment price hereunder shall have been paid in accordance herewith shall promptly be surrendered to or as directed by the Company. The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

     Section 4.     Conversion.

          (a) (i) Conversion at Option of Holder. Beginning on the 151st day after the Original Issue Date, this Debenture shall be convertible into shares of Common Stock at the option of the Holder, in whole or in part at any time and from time to time, provided, that a Holder may not convert in excess of 16.66% of the Debentures issued to it on the Original Issue Date during each 15 day period commencing 151 days after such Original Issue Date, (subject to the limitations on conversion set forth in Section 4(a)(iv) hereof). The Holder shall effect conversions at its option by delivering to the Company the form of conversion notice attached hereto as Exhibit A (a "Conversion Notice"), specifying therein the principal amount of Debentures to be converted and the date on which such conversion is to be effected, which date may not be prior to the date such Conversion Notice is deemed to have been delivered hereunder (a "Conversion Date") and shall contain a schedule in the form of Schedule 1 to the Conversion Notice (as amended on each Conversion Date, the "Conversion Schedule") reflecting the remaining principal amount of this Debenture and all accrued and unpaid interest thereon subsequent to the conversion at issue. If no Conversion Date is specified in a Conversion Notice, the Conversion Date shall be the date that such Conversion Notice is deemed delivered hereunder. Subject to Section 4(b), each Conversion Notice, once given, shall be irrevocable. To effect conversions hereunder, the Holder shall not be required to physically surrender this Debenture to the Company unless the aggregate principal amount of this Debenture is so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Debenture plus all accrued and unpaid interest thereon in an amount equal to the applicable conversion, which shall be evidenced by entries set forth in the Conversion Schedule. The Holder and the Company shall maintain records showing the principal amount converted and the date of such conversions. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debenture, the unpaid and unconverted principal amount of this Debenture may be less than the amount stated on the face hereof.

               (B) Notwithstanding anything to the contrary contained herein, if on any Conversion Date:


          (1) after the Interest Effectiveness Date (as defined in Section 6) such shares of Common Stock (x) are not registered for resale pursuant to an effective Underlying Shares Registration Statement and (y) may not be sold without volume restrictions pursuant to Rule 144(k) promulgated under the Securities Act (as defined in Section 6);

          (2) the Common Stock is not listed or quoted on the NASDAQ or on a Subsequent Market;

          (3)  the  Company  has  failed  to  timely   satisfy  its   conversion
     obligations hereunder; or

          (4) the issuance of such shares of Common Stock would result in a violation of Section 4(a)(ii),

               then, at the option of the Holder, the Company, in lieu of delivering shares of Common Stock pursuant to Section 4(a)(i)(A)(ii), shall deliver, within three Trading Days of each applicable Conversion Date, an amount in cash equal to the product of (a) the outstanding principal amount of the Debentures to be converted on such Conversion Date and (b) the product of (x) the quotient obtained by dividing .06 by 360 and (y) the number of days for which such principal amount was outstanding.

          (ii) Number of Underlying Shares Issuable Upon Conversion.

          The number of shares of Common Stock issuable upon a conversion hereunder shall be determined by adding the sum of (i) the quotient obtained by dividing (x) the outstanding principal amount of this Debenture to be converted and (y) the Conversion Price (as defined herein), and (ii) the amount equal to
(I) the product of (x) the outstanding principal amount of this Debenture to be converted and (y) the product of (1) the quotient obtained by dividing .06 by 360 and (2) the number of days for which such principal amount was outstanding, divided by (II) the Conversion Price on the Conversion Date, provided, that if the Company shall have elected and is permitted hereunder to pay the interest due on a Conversion Date in cash pursuant to the terms hereof, subsection (ii) shall not be used in the calculation of the number of shares of Common Stock issuable upon a conversion hereunder.

          (iii) Certain Conversion Restrictions.

                    (A) A Holder may not convert Debentures or receive shares of Common Stock as payment of interest hereunder to the extent such conversion or receipt of such interest payment would result in the Holder, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 4.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of, and payment of interest on, the Debentures held by such Holder after application of this Section. Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 4.999% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the principal amount of Debentures are convertible shall be the responsibility and obligation of the Holder. If the Holder has delivered a Conversion Notice for a principal amount of Debentures that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum principal amount permitted to be converted on such Conversion Date in accordance with the periods described in Section 4(b) and, at the option of the Holder, either retain any principal amount tendered for conversion in excess of the permitted amount hereunder for future conversions or return such excess principal amount to the Holder. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 61 days prior notice to the Company. Other Holders shall be unaffected by any such waiver.

                    (B) A Holder may not convert Debentures or receive shares of Common Stock as payment of interest hereunder to the extent such conversion or receipt of such interest payment would result in the Holder, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 9.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of, and payment of interest on, the Debentures held by such Holder after application of this Section. Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 9.999% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the principal amount of Debentures are convertible shall be the responsibility and obligation of the Holder. If the Holder has delivered a Conversion Notice for a principal amount of Debentures that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum principal amount permitted to be converted on such Conversion Date in accordance with the periods described in Section 4(b) and, at the option of the Holder, either retain any principal amount tendered for conversion in excess of the permitted amount hereunder for future conversions or return such excess principal amount to the Holder. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 61 days prior notice to the Company. Other Holders shall be unaffected by any such waiver.

               (C) If the Common Stock is then listed for trading on the NASDAQ or the Nasdaq National Market and the Company has not obtained the Shareholder Approval (as defined below), then the Company may not issue in excess of an aggregate of 4,384,000 shares of Common Stock (which equals 19.999% of the number of shares of Common Stock outstanding on the Trading Day immediately preceding the Original Closing Date) upon conversions of the Debentures at a price per share that is less than the Closing Price on the Trading Day immediately preceding the Original Issue Date (such number of shares, the "Issuable Maximum"). Each Holder shall be entitled to a portion of the Issuable Maximum equal to the quotient obtained by dividing (x) the aggregate principal amount of the Debentures issued and sold to such Holder on the Original Issue Date by (y) the number of the Debenture issued and sold by the Company on the Original Issue Date. If any Holder shall no longer hold the Debenture, then such Holder's remaining portion of the Issuable Maximum shall be allocated pro-rata among the remaining Holders. If on any Conversion Date (A) the shares of Common Stock are listed for trading on the NASDAQ or Nasdaq National Market, (B) the Conversion Price then in effect is such that the aggregate number of shares of Common Stock that would then be issuable upon conversion in full of all then outstanding Debentures, together with any shares of Common Stock previously issued upon conversion of the Debenture would exceed the Issuable Maximum, and
(C) the Company shall not have previously obtained the vote of shareholders (the "Shareholder Approval"), if any, as may be required by the applicable rules and regulations of the NASDAQ (or any successor entity) applicable to approve the issuance of shares of Common Stock in excess of the Issuable Maximum pursuant to the terms hereof, then the Company shall issue to the Holder requesting a conversion a number of shares of Common Stock equal to such Holder's pro-rata portion (which shall be calculated pursuant to the terms hereof) of the Issuable Maximum and, with respect to the remainder of the aggregate principal amount of the Debentures then held by such Holder for which a conversion in accordance with the Conversion Price would result in an issuance of shares of Common Stock in excess of such Holder's pro-rata portion (which shall be calculated pursuant to the terms hereof) of the Issuable Maximum (the "Excess Principal"), the Company shall, within five Business Days of such Conversion Date, redeem such Excess Principal at a price equal to the Mandatory Prepayment Amount. If the Company fails to pay such amount in full within seven days after the date payable, the Company will pay interest thereon at a rate of 18% per annum or such lesser maximum amount that is permitted to be paid by applicable law, to the converting Holder, accruing daily from the Conversion Date until such amount, plus all such interest thereon, is paid in full.

          (b) (i) Not later than five Trading Days after any Conversion Date, the Company will deliver to the Holder (i) a certificate or certificates which shall be free of restrictive legends and trading restrictions (other than those required by Section 3.1(b) of the Purchase Agreement) representing the number of shares of Common Stock being acquired upon the conversion of Debentures, (ii) Debentures in a principal amount equal to the principal amount of Debentures not converted, and (iii) a bank check for cash in the amount of accrued and unpaid interest for the principal amount of Debentures converted pursuant to the Conversion Notice (if the Company has timely elected or is required to pay accrued interest in cash). The Company shall, upon request of the Holder, if available, use its best efforts to deliver any certificate or certificates required to be delivered by the Company under this Section electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions. If in the case of any Conversion Notice such certificate or certificates are not delivered to or as directed by the applicable Holder by the fifth Trading Day after a Conversion Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the certificates representing the principal amount of Debentures tendered for conversion.

                    (ii) If the Company fails to deliver to the Holder such certificate or certificates pursuant to Section 4(b)(i) by the fifth Trading Day after the Conversion Date, the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, 1% of the aggregate principal amount of the Debentures converted (plus accrued interest) for each Trading Day after such fifth Trading Day until such certificates are delivered. Nothing herein shall limit a Holder's right to pursue actual damages or declare an Event of Default pursuant to Section 3 herein for the Company's failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holders from seeking to enforce damages pursuant to any other Section hereof or under applicable law. Further, if the Company shall not have delivered any cash due in respect of conversions of Debentures or as payment of interest thereon by the fifth Trading Day after the Conversion Date, the Holder may, by notice to the Company, require the Company to issue shares of Common Stock pursuant to Section 4(c), except that for such purpose the Conversion
Price applicable thereto shall be the lesser of the Conversion Price on the Conversion Date and the Conversion Price on the date of such Holder demand. Any such shares will be subject to the provision of this Section.

                    (iii) In addition to any other rights available to the Holder, if the Company fails to deliver to the Holder such certificate or certificates pursuant to Section 4(b)(i) by the fifth Trading Day after the Conversion Date, and if after such fifth Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such Holder of the Underlying Shares which the Holder anticipated receiving upon such conversion (a "Buy-In"), then the Company shall (A) pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder anticipated receiving from the conversion at issue multiplied by (2) the market price of the Common Stock at the time of the sale giving rise to such purchase obligation and (B) at the option of the Holder, either reissue Debentures in principal amount equal to the principal amount of the attempted conversion or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its delivery requirements under
Section 4(b)(i). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of Debentures with respect to which the market price of the Underlying Shares on the date of conversion was a total of $10,000 under clause
(A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In. Notwithstanding anything contained herein to the contrary, if a Holder requires the Company to make payment in respect of a Buy-In for the failure to timely deliver certificates hereunder and the Company timely pays in full such payment, the Company shall not be required to pay such Holder liquidated damages under
Section 4(b)(ii) in respect of the certificates resulting in such Buy-In.

          (c) (i) The conversion price (the "Conversion Price") in effect on any Conversion Date shall be the lesser of (1) $0.90 (the "Initial Conversion Price"), and (2) 82% of the average of the Per Share Market Values for the five Trading Days (which need not occur on consecutive Trading Days) during the twenty Trading Days immediately preceding the applicable Conversion Date (which may include Trading Days prior to the Original Issue Date), provided, that such twenty Trading Day period shall, at the option of the Holder, be extended for the number of Trading Days during such period in which (A) trading in the Common Stock is suspended by, or not traded on, the NASDAQ or a Subsequent Market on which the Common Stock is then listed, or (B) after the date declared effective by the Commission, the Underlying Shares Registration Statement is either not effective or the Prospectus included in the Underlying Shares Registration Statement may not be used by the Holder for the resale of Underlying Shares.

                    (ii) If the Company, at any time while any Debentures are outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the Initial Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

                    (iii) If the Company, at any time while any Debentures are outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to Holders) entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Per Share Market Value at the record date mentioned below, then the Conversion Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of the Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Per Share Market Value. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants. However, upon the expiration of any such right, option or warrant to purchase shares of the Common Stock the issuance of which resulted in an adjustment in the Conversion Price pursuant to this Section, if any such right, option or warrant shall expire and shall not have been exercised, the Conversion Price shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Conversion Price made pursuant to the provisions of this Section after the issuance of such rights or warrants) had the adjustment of the Conversion Price made upon the issuance of such rights, options or warrants been made on the basis of offering for subscription or purchase only that number of shares of the Common Stock actually purchased upon the exercise of such rights, options or warrants actually exercised.

                    (iv) If the Company or any subsidiary thereof, as applicable with respect to Common Stock Equivalents (as defined below), at any time while Debentures are outstanding, shall issue shares of Common Stock or rights, warrants (including those issued under the Purchase Agreement), options or other securities or debt that is convertible into or exchangeable for shares of Common Stock ("Common Stock Equivalents") entitling any Person to acquire shares of Common Stock, at a price per share less than the Conversion Price (if the holder of the Common Stock or Common Stock Equivalent so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights issued in connection with such issuance, be entitled to receive shares of Common Stock at a price less than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price), then, at the option of the Holder, the Conversion Price shall be replaced with the conversion, exchange or purchase price for such Common Stock or Common Stock Equivalents (including any reset provisions thereof) for all subsequent conversions of Debentures or such conversions as shall be indicated by the Holder on its Conversion Notice. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. The Company shall notify the Holder and the Escrow Agent in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalent subject to this section, indicating therein the applicable issuance price, or of applicable reset price, exchange price, conversion price and other pricing terms. Notwithstanding the foregoing no adjustment will be made under this Section 4(c)(iv) as a result of the granting of stock options to employees and consultants in the Company, or the issuance of shares of Common Stock upon the exercise of such stock options, pursuant to option plans in effect on the Original Issue Date or thereafter adopted by the Company.

                    (v) If the Company, at any time while Debentures are outstanding, shall distribute to all holders of Common Stock (and not to Holders) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security, then in each such case the Conversion Price at which Debentures shall thereafter be convertible shall be determined by multiplying the Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Per Share Market Value determined as of the record date mentioned above, and of which the numerator shall be such Per Share Market Value on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holders of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

                    (vi) In case of any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, the Holders shall have the right thereafter to, at their option, (A) convert the then outstanding principal amount, together with all accrued but unpaid interest and any other amounts then owing hereunder in respect of this Debenture only into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of the Common Stock following such reclassification or share exchange, and the Holders of the Debentures shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Company into which the then outstanding principal amount, together with all accrued but unpaid interest and any other amounts then owing hereunder in respect of this Debenture could have been converted immediately prior to such reclassification or share exchange would have been entitled or (B) require the Company to prepay the aggregate of its outstanding principal amount of Debentures, plus all interest and other amounts due and payable thereon, at a price determined in accordance with Section 3(b). The entire prepayment price shall be paid in cash. This provision shall similarly apply to successive reclassifications or share exchanges.

                    (vii) All calculations under this Section 4 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. No adjustments in either the Conversion Price or the Initial Conversion Price shall be required if such adjustment is less than $0.01, provided, however, that any adjustments which by reason of this Section are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

                    (viii) Whenever either the Initial Conversion Price or the Conversion Price is adjusted pursuant to any of Section 4(c)(ii) - (v), the Company shall promptly mail to each Holder a notice setting forth the Initial Conversion Price or Conversion Price (as applicable) after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

                    (ix) If (A) the Company shall declare a dividend (or any other distribution) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of the Debentures, and shall cause to be mailed to the Holders at their last addresses as they shall appear upon the stock books of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. Holders are entitled to convert Debentures during the 20-day period commencing the date of such notice to the effective date of the event triggering such notice.

                    (x) In case of any (1) merger or consolidation of the Company with or into another Person, or (2) sale by the Company of more than one-half of the assets of the Company (on an as valued basis) in one or a series of related transactions, a Holder shall have the right to (A) if permitted under
Section 3(b) hereof, exercise its rights of prepayment under Section 3(b) with respect to such event, (B) convert its aggregate principal amount of Debentures then outstanding into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger, consolidation or sale, and such Holder shall be entitled upon such event or series of related events to receive such amount of securities, cash and property as the shares of Common Stock into which such aggregate principal amount of Debentures could have been converted immediately prior to such merger, consolidation or sales would have been entitled, or (C) in the case of a merger or consolidation, (x) require the surviving entity to issue convertible debentures in an aggregate principal amount equal to the aggregate principal amount of Debentures then held by such Holder, plus all accrued and unpaid interest and other amounts owing thereon, which newly issued convertible debentures shall have terms identical (including with respect to conversion) to the terms of this Debenture and shall be entitled to all of the rights and privileges of a Holder of Debentures set forth herein and the agreements pursuant to which the Debentures were issued (including, without limitation, as such rights relate to the acquisition, transferability, registration and listing of such shares of stock other securities issuable upon conversion thereof), and
(y) simultaneously with the issuance of such convertible debentures, shall have the right to convert such instrument only into shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger or consolidation. In the case of clause (C), the conversion price applicable for the newly issued convertible debentures shall be based upon the amount of securities, cash and property that each share of Common Stock would receive in such transaction and the Conversion Price in effect immediately prior to the effectiveness or closing date for such transaction. The terms of any such merger, sale or consolidation shall include such terms so as to continue to give the Holders the right to receive the securities, cash and property set forth in this Section upon any conversion or redemption following such event. This provision shall similarly apply to successive such events.

          (d) Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of the Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time. If the Company elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

          (e) The issuance of certificates for shares of the Common Stock on conversion of the Debentures shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such Debentures so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

          (f) Any and all notices or other communications or deliveries to be provided by the Holders hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to the Company, at 88 Orville Drive, Bohemia, New York, 11716, Facsimile No.: (631) 563-8085, attention Chief Financial Officer, or such other address or facsimile number as the Company may specify for such purposes by notice to the Holders delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of
(i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 6:30 p.m. (New York City time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date,
(iii) four days after deposit in the United States mail, (iv) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (v) upon actual receipt by the party to whom such notice is required to be given.

     Section 5.     Optional Prepayment.

          (a) The Company shall have the right, exercisable at any time and from time to time after the Original Issue Date and upon five Trading Days' prior written notice to the affected Holders (an "Optional Prepayment Notice"), to prepay all or any portion of the outstanding principal amount of the Debentures for which Conversion Notices have not previously been delivered. The prepayment price applicable to prepayments under this Section 5(a) shall equal the Mandatory Prepayment Amount and shall be paid in cash on the seventh Trading Day following the date that the Company first delivered the Optional Prepayment Notice (the "Optional Prepayment Date"). Any such prepayment shall be free of any claim of subordination.

          (b) If any portion of the Prepayment Amount shall not be paid by the Company by the expiration of the Optional Prepayment Date, the Company may not again exercise any right of prepayment under this Section. In addition, the Mandatory Prepayment Amount shall be increased by 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to accrue daily from the date such interest is due hereunder through and including the date of payment (which amount shall be paid as liquidated damages and not as a penalty). In addition, if any portion of the Mandatory Prepayment Amount remains unpaid through the expiration of the Optional Prepayment Date, the Holder subject to such prepayment may elect by written notice to the Company to either (x) demand conversion in accordance with the formula and the time period therefor set forth in Section 4 of any portion of the principal amount of Debentures for which the Mandatory Prepayment Amount, plus accrued liquidated damages and accrued interest thereon, has not been paid in full (the "Unpaid Prepayment Principal Amount"), in which event the applicable Per Share Market Value shall be the lower of the Per Share Market Value calculated on the Optional Prepayment Date and the Per Share Market Value as of the Holder's written demand for conversion, or (y) invalidate ab initio such optional prepayment, notwithstanding anything herein contained to the contrary. If the Holder elects option (x) above, the Company shall, within five Trading Days after such election is deemed delivered hereunder, deliver to the Holder the shares of Common Stock issuable upon conversion of the Unpaid Prepayment Principal Amount subject to such conversion demand and otherwise perform its obligations hereunder with respect thereto.

     Section 6 Definitions. For the purposes hereof, the following terms shall have the following meanings:

          "Business Day" means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

          "Change of Control Transaction" means the occurrence of any of (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 33% of the voting securities of the Company, (ii) a replacement at one time or over time of more than one-half of the members of the Company's board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), (iii) the merger of the Company with or into another entity that is not wholly-owned by the Company, consolidation or sale of 50% or more of the assets of the Company in one or a series of related transactions, or (iv) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) or (iii).

          "Closing Price" means on any particular date (a) the closing sales price per share of Common Stock on such date on the NASDAQ or such Subsequent Market on which the shares of Common Stock are then listed or quoted, or if there is no such price on such date, then the closing sales price on the NASDAQ or such Subsequent Market on the date nearest preceding such date, or (b) if the shares of Common Stock are not then listed or quoted on the NASDAQ or such Subsequent Market, the closing sales price for a share of Common Stock in the Nasdaq Stock Market, as reported by the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the shares of Common Stock are not then reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" quotes for the relevant conversion period, as determined in good faith by the Holder, or (d) if the shares of Common Stock are not then publicly traded the fair market value of a share of Common Stock as determined by an Appraiser selected in good faith by the Holders of a majority in interest of the principal amount of Debentures then outstanding.

          "Commission" means the Securities and Exchange Commission.

          "Common Stock" means the common stock, $.0001 par value per share, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Mandatory Prepayment Amount" for any Debentures shall equal the sum of (i)130% of the principal amount of Debentures to be prepaid, plus all accrued and unpaid interest thereon, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of such Debentures.

          "Original Issue Date" shall mean the date of the first issuance of the Debentures regardless of the number of transfers of any Debenture and regardless of the number of instruments which may be issued to evidence such Debenture.

          "Per Share Market Value" means on any particular date (a) the closing bid price per share of Common Stock on such date on the NASDAQ or on such Subsequent Market on which the shares of Common Stock are then listed or quoted, or if there is no such price on such date, then the closing bid price on the NASDAQ or on such Subsequent Market on the date nearest preceding such date, or
(b) if the shares of Common Stock are not then listed or quoted on the NASDAQ or a Subsequent Market, the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the shares of Common Stock are not then reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" quotes for the relevant conversion period, as determined in good faith by the Holder, or (d) if the shares of Common Stock are not then publicly traded the fair market value of a share of Common Stock as determined by an Appraiser selected in good faith by the Holders of a majority in interest of the principal amount of Notes then outstanding.

          "Person"  means  a  corporation,   an   association,   a  partnership,
organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

          "Purchase Agreement" means the Convertible Debenture Purchase Agreement, dated as of September 27, 2000, to which the Company and the original Holder are parties, as amended, modified or supplemented from time to time in accordance with its terms.

          "Registration Rights Agreement" means the Registration Rights Agreement, dated as of September 27, 2000, to which the Company and the original Holder are parties, as amended, modified or supplemented from time to time in accordance with its terms.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Trading Day" means (a) a day on which the shares of Common Stock are traded on the NASDAQ or on such Subsequent Market on which the shares of Common Stock are then listed or quoted, or (b) if the shares of Common Stock are not listed on the NASDAQ or a Subsequent Market, a day on which the shares of Common Stock are traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (c) if the shares of Common Stock are not quoted on the OTC Bulletin Board, a day on which the shares of Common Stock are quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, that in the event that the shares of Common Stock are not listed or quoted as set forth in (a), (b) and (c) hereof, then Trading Day shall mean any day except a Business Day.

          "Transaction Documents" shall have the meaning set forth in the Purchase Agreement.

          "Underlying Shares" means the shares of Common Stock issuable upon conversion of Debentures or as payment of interest in accordance with the terms hereof.

          "Underlying Shares Registration Statement" means a registration statement meeting the requirements set forth in the Registration Rights Agreement, covering among other things the resale of the Underlying Shares and naming the Holder as a "selling stockholder" thereunder.

     Section 7. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, interest and liquidated damages (if any) on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct obligation of the Company. This Debenture ranks pari passu with all other Debentures now or hereafter issued under the terms set forth herein. As long as there are Debentures outstanding, the Company shall not and shall cause it subsidiaries not to, without the consent of the Holders, (i) amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holders; (ii) repay, repurchase or offer to repay, repurchase or otherwise acquire shares of its Common Stock or other equity securities other than as to the Underlying Shares to the extent permitted or required under the Transaction Documents; or (iii) enter into any agreement with respect to any of the foregoing.

     Section 8. This Debenture shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.

     Section 9. If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company.

     Section 10. No indebtedness of the Company is senior to this Debenture in right of payment, whether with respect to interest, damages or upon liquidation or dissolution or otherwise. The Company will not and will not permit any of its subsidiaries to, directly or indirectly, enter into, create, incur, assume or suffer to exist any indebtedness of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom that is senior in any respect to the Company's obligations under the Debentures.

     Section 11. This Debenture shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of laws thereof. The Company and the Holder hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of

New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such suit, action or proceeding is improper. Each of the Company and the Holder hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to the Company at the address in effect for notices to it under this instrument and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

     Section 12. Any waiver by the Company or the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

     Section 13. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Debentures as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

     Section 14. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.



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                             SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the Company has caused this Convertible Debenture to be duly executed by a duly authorized officer as of the date first above indicated.


                         DIRECT INSITE CORPORATION



                         By:
                            ------------------------------------
                           Name:
                           Title:

                                    EXHIBIT A

                              NOTICE OF CONVERSION


The undersigned hereby elects to convert the attached Debenture into shares of common stock, $.0001 par value per share (the "Common Stock"), of Direct Insite Corporation (the "Company") according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:

                         _______________________________________________________
                         Date to Effect Conversion

                         _______________________________________________________
                         Principal Amount of Debentures to be Converted

                         _______________________________________________________
                         Number of shares of Common Stock to be Issued

                         Payment of Interest in Kind     [ ]  Yes  [ ]  No
                             If yes, $ _______ of Interest Accrued on Account of Conversion at Issue

                         _______________________________________________________
                         Applicable Conversion Price

                         _______________________________________________________
                         Signature

                         _______________________________________________________
                         Name

                         _______________________________________________________
                         Address

                                   Schedule 1

                               CONVERSION SCHEDULE

 6% Convertible Debentures, due in the aggregate principal amount of up to $3,000,000 issued by Direct Insite Corporation. This Conversion Schedule reflects conversions made under Section 4(a)(i) of the above referenced Debentures.

                             Dated:



                             Amount of        Aggregate
Date of Conversion           Conversion       Principal
                                              Amount
                                              Remaining
                                              Subsequent to
                                              Conversion
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